Exhibit 16b

POWER OF ATTORNEY

I, the undersigned Trustee of the Fidelity Merrimack Street Trust (the Trust) hereby constitute and appoint Stephanie J. Brown, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the proposed reorganization of Fidelity Salem Street Trust: Fidelity Municipal Core Plus Bond Fund into Fidelity Municipal Bond Opportunities ETF, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorney-in-fact or her substitute may do or cause to be done by virtue hereof.

The Power of Attorney granted herein shall remain in full force and effect only for such time that the Stephanie J. Brown shall continue to be an officer of Fidelity Management & Research Company LLC, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked in whole or in part at any time by the undersigned in writing.

This power of attorney is effective for all documents filed on or after November 1, 2024.

WITNESS our hands on 11/07/2024.

/s/ Abigail P. Johnson
Abigail P. Johnson